SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934




Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                          Montgomery Realty Group, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)  Title of each class of securities to which transaction applies:

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         2)  Aggregate number of securities to which transaction applies:

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         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_______________________________________________
     2)  Form, Schedule, or Registration Statement No.: _______________________
     3)  Filing Party:_________________________________________________________
     4)  Date Filed:___________________________________________________________

                          MONTGOMERY REALTY GROUP, INC.
                        400 Oyster Point Blvd., Suite 415
                          South San Francisco, CA 94080
                            Telephone (650) 266-8080
                             Telecopy (650) 266-8089

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of Montgomery Realty Group, Inc.:

         The annual meeting of stockholders of Montgomery Realty Group, Inc. ("Montgomery") will be held June 6, 2002, at 10:00 a.m., at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080, for the following purposes:

         (1) to elect five directors to the board of directors to serve for a one-year term or until their successors are chosen and qualified; and

         (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 7, 2002, will be entitled to vote at the meeting and any adjournment thereof.

         Montgomery's majority stockholder has determined that the shares of common stock held by him or over which he has voting control will be voted in favor of Proposal 1 as set forth above. Under Nevada law, such shares represent a sufficient number of shares to assure stockholder approval of such proposal without the vote of any other stockholder of Montgomery. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

         This information statement is being mailed on or about May 20, 2002, to all stockholders of record as of the close of business on May 7, 2002 (the "Record Date"), and is accompanied by a copy of our Annual Report to stockholders for the year ended December 31, 2001, which includes our audited financial statements and other information. Your attention is directed to the enclosed information statement.

                                       By order of the Board of Directors:



                                       Dinesh Maniar, Chairman and President

South San Francisco, California
April 30, 2002


           Montgomery is not asking its stockholders for a proxy, and stockholders are requested not to send a proxy.

                              INFORMATION STATEMENT

         This information statement is furnished by the board of directors of Montgomery Realty Group, Inc., 400 Oyster Point Blvd., Suite 415, South San Francisco, California, 94080 ("Montgomery"), in connection with the election of five directors to the board of directors at the annual meeting of the stockholders to be held at 400 Oyster Point Blvd., Suite 415, South San Francisco, California, at 10:00 a.m., on June 6, 2002, and at all adjournments thereof.

         On all matters that may come before the meeting, each stockholder will be entitled to one vote for each share of Montgomery's common stock, par value $0.001 per share (the "Common Stock"), of which such stockholder was the holder of record on the Record Date. On the Record Date, there were issued and entitled to vote 16,500,000 shares of Common Stock.

         As described in this information statement, Montgomery's majority stockholder, who owns or has voting control over sufficient shares of Common Stock to approve the above-described proposal (without the vote of any other stockholder of Montgomery), has determined to vote all of his shares in favor of such proposal. Thus, approval and adoption of such proposal by the stockholders of Montgomery are assured. Accordingly, Montgomery is not asking its stockholders for a proxy and stockholders are requested not to send a proxy.

                     We are not asking you for a proxy, and
                    you are requested not to send us a proxy.


                              ELECTION OF DIRECTORS

         Montgomery's board of directors is composed of five members. Montgomery's articles of incorporation provide for the election of the entire board of directors at each annual meeting of stockholders, with each director to serve until the next annual meeting and until such director's successor is elected and qualified.

         Since the May 26, 1999, special meeting of stockholders, Montgomery's board of directors has consisted of Dinesh Maniar, Keith A. Cannon, O. Lee Barnett, James M. Hanavan and Arthur A. Torres. Montgomery's management is nominating, and the stockholders are being asked to re-elect, each of the five current members of the board of directors.

         The following table sets forth the name, age and position of each current director of Montgomery:

                  Name               Age                Title
         ----------------------   ---------  -----------------------------------
         Dinesh Maniar               61      Chairman and President
         Keith A. Cannon             61      Director
         O. Lee Barnett              62      Director and Treasurer
         James M. Hanavan            57      Director and Secretary
         Arthur A. Torres            55      Director

         Dinesh Maniar has been an industrial and commercial real estate developer since 1973. Mr. Maniar is president of the Maniar Investment Group, consisting principally of Diversified Investment and Management Corporation ("DIMC") and several affiliated companies active in residential, retail and office development, management and investment. Mr. Maniar has built and leased commercial buildings of approximately 2,000,000 square feet. Several of Mr. Maniar's projects have been purchased by such companies as Prudential Life Insurance Company, Bank of America Trust Company, Equitable Life Assurance Company and Grosvenor International. Mr. Maniar's projects have been occupied by leading national and international firms such as Japan Foods (Kikkoman), Coca-Cola, Duracell, Aero Electronics, Bally, OMI, Mead Paper and National Semiconductor.

         Keith A. Cannon, a resident of Carlsbad, California, has been for over five years a stockbroker and registered representative of Wilson-Davis & Co., a broker-dealer based in Salt Lake City, Utah. Since March 1993, he has served as branch president.

         O. Lee Barnett has been self-employed since 1961 as a tax accountant and management consultant. From 1969 until 1989, Mr. Barnett was also a trustee of Mortgage Investment Trust of Utah, located in Salt Lake City, Utah, a real estate investment trust investing in discounted real estate contracts and other real estate evidences of indebtedness, as well as unimproved and improved commercial and residential real estate. From 1961 to the present, Mr. Barnett has been an investor in various real estate properties. Mr. Barnett was involved in the development of real estate subdivisions in Salt Lake County, Utah, between 1986 and 1989. Mr. Barnett holds a Bachelor of Science degree from the University of Utah, Salt Lake City, Utah, in Banking and Finance, which was obtained in 1961.

      James M.  Hanavan  is a  partner  in the San  Francisco  law firm  Cragie,
McCarthy & Clow. He was a stockholder in the San Francisco office of the law firm of Bullivant Houser Bailey PC beginning in June 1997 and, prior to that, a senior litigation partner with Gordon & Rees, LLP. Mr. Hanavan has over 20 years experience specializing in the defense of accountants, attorneys, financial planners, ERISA plan administrators, real estate brokers and other professionals. Mr. Hanavan has substantial experience in real estate-related litigation, as well as in providing business counseling and transactional services, for a variety of clients. Mr. Hanavan received his Bachelor of Science degree from Pennsylvania State University in 1967 and his Juris Doctor degree from American University, Washington College of Law, in 1973.

         Arthur A. Torres is a consultant to a number of nonprofit organizations. He was chairman of the California Democratic Party from February 1996 to December 2001. He served as a California State Senator from 1982 to 1994 and a California State Assemblyman from 1972 to 1982. He serves on the board of directors for the California Planning and Conservation League, Heal the Bay, Coalition for Clean Air and Los Angeles Educational Alliance for Restructuring Now. As a senator, he served on numerous committees advocating healthcare insurance reform, environmental protection and business. Mr. Torres received his Bachelor of Arts degree from the University of California, Santa Cruz, and his Juris Doctor degree from the University of California, Davis-School of Law.

                          BOARD MEETINGS AND COMMITTEES

         The board of directors held two meetings during 2001. Each member of the board of directors attended both meetings, except that Mr. Hanavan was only able to attend one of the two meetings. The board has no standing compensation or nominating committees, and the functions of those committees are performed by the full board of directors. The board has a standing Audit Committee consisting of Arthur A. Torres, Keith A. Cannon and O. Lee Barnett, each of whom is an independent director under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee does not operate under a written charter.

Audit Committee Report

         The Audit Committee oversees the financial reporting process for Montgomery on behalf of the board of directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements filed with the Company's quarterly reports on Form 10-QSB.

         In accordance with Statements of Accounting Standards Nos. 61, 89 and 90, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Montgomery and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

         The Audit Committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by Montgomery, and the selection of Montgomery's independent auditors with Montgomery's management and its independent auditors.

         Pursuant to the  reviews and  discussions  described  above,  the Audit
Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The foregoing report has been furnished by:        Arthur A. Torres
                                                            Keith A. Cannon
                                                            O. Lee Barnett


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2001, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Securities Exchange Act of 1934 failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act during the most recently-completed full fiscal year or any prior fiscal year.


                             EXECUTIVE COMPENSATION

         The officers of Montgomery, including its chief executive officer, Mr. Maniar, perform executive management functions only, and do not directly supervise any of Montgomery's day-to-day activities. Due to the inherent stability of Montgomery's four real estate assets, Montgomery's executive officers do not devote their full time to Montgomery, and they receive no compensation for their activities. Montgomery does not intend to compensate its executive officers during 2002.

         All day-to-day activities of Montgomery are performed by DIMC pursuant to its written management agreement as discussed herein. DIMC is compensated for these services as discussed below under the heading "Certain Relationships and Related Transactions. Reimbursement to DIMC for Office Use and Administrative Support."

         Since December 21, 1999, each member of the board of directors, including those directors who also serve as executive officers, has received a $300 honorarium payment per meeting. Prior to such date, no individuals received payment for services as a director. Also on that date, each member of the board of directors, including those directors who also serve as executive officers, received options to purchase 10,000 shares of Common Stock, such options exercisable through December 31, 2002, at an exercise price of $3.125 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this information statement, the name, address and shareholdings of each person who owns of record, or was known by Montgomery to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and stockholdings of each director; and the stockholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group:

                                           Nature of             Number of        Percentage of
Name of Person or Group(1)                Ownership(2)            Shares           Ownership(3)
---------------------------------------   ----------------   ----------------    -----------------
Directors and
Principal Stockholders
  Dinesh Maniar                           Common Stock        16,060,000(4)            97.3%
  President and Chairman                  Options                 10,000                0.1
                                                             ------------
                                          Total               16,070,000               97.4

  Keith A. Cannon                         Common Stock           207,300(5)             1.3
  Director                                Options                 10,000                0.1
                                                             ------------
                                          Total                  217,300                1.3

  O. Lee Barnett                          Common Stock             2,000(6)             0.0
  Director and Treasurer                  Options                 10,000                0.1
                                                             ------------
                                          Total                   12,000                0.1

  James M. Hanavan                        Options                 10,000                0.1
  Director and Secretary

  Arthur A. Torres                        Options                 10,000                0.1
  Director

All Executive Officers and Directors      Common Stock        16,269,300               98.6%
  as a Group (five persons)               Options                 50,000                0.3
                                                             -------------
                                          Total               16,319,300               98.9

------------------------
(1) Unless otherwise indicated, the address of each of the foregoing persons is in care of Montgomery at its corporate office.
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.
(3) Calculations of total percentages of shares outstanding for each individual assumes the exercise of options and warrants and conversion of convertible debt held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all options and warrants and conversion of convertible debt held by the indicated group.
(4) Includes 16,000,000 shares held of record by Dinesh Maniar and 60,000 shares held by his wife. Does not include shares held by an adult child living outside of Mr. Maniar's house.
(5) Includes shares held in Mr. Cannon's individual retirement accounts and 12,000 shares owned by Mr. Cannon's wife.
(6)   Includes shares held in Mr. Barnett's individual retirement account.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's-length negotiations.

Promissory Notes to Stockholder

         On April 9, 2001, Montgomery borrowed $100,000 from its principal stockholder, Dinesh Maniar, and used the proceeds to pay down a loan on Montgomery's Eccles Project. The loan bore interest at 10% per annum and had a maturity date of March 30, 2002. The loan was paid in full on May 3, 2001.

         On April 17, 2001, Montgomery borrowed an additional $100,000 from its principal stockholder, Dinesh Maniar, and used the proceeds to replace working capital that was used by reason of the April 2001 installment of real property taxes. The loan bore interest at 10% per annum and had a maturity date of March 30, 2002. The loan was paid in full by Montgomery on May 10, 2001.

Reimbursement to DIMC for Office Use and Administrative Support

         Montgomery obtains the use of office facilities and related administrative support from DIMC, a corporation owned by Mr. Maniar, president, director and principal stockholder of Montgomery. DIMC's executive offices are located at 400 Oyster Point Boulevard, Suite 415, South San Francisco, California. In addition, Montgomery reimburses DIMC for the use of communications and data processing systems, secretarial and administrative services, office supplies, and related support at their approximate allocable direct cost, as estimated by DIMC, with a minimum monthly payment of $10,000, although DIMC has a contractual right to be reimbursed in the amount of $15,000 per month beginning June 1, 2001. DIMC had agreed to waive its fee increase for 2001-2002; however, given the stabilization of a positive cash flow, the board of directors will revisit this issue at its next meeting. Management estimates that the total amount to be reimbursed to DIMC for office use and administrative support during 2002 will not exceed $150,000.

         Montgomery uses DIMC's professional property management and development staff, including attorneys, accountants, engineers and similar professionals, to handle all day-to-day administrative matters for Montgomery, together with such other matters as may be determined by the management of Montgomery and as in connection with Montgomery's business activities. Montgomery will reimburse DIMC its direct costs for such services, including allocable payroll burdens, employee benefits and related costs, as provided in the Management Agreement between DIMC and Montgomery discussed above. Such costs will vary depending on the nature and extent of services actually required by Montgomery. If the proposed sale or exchange of the Eccles Project or a similar transaction is not completed and Montgomery determines to proceed with development, Montgomery estimates that costs incurred for such purposes could range from $400,000 to $500,000, unless unusual or extraordinary development problems or delays are encountered, in which case amounts actually reimbursed may be larger. Further, Montgomery will reimburse DIMC for property leasing and related management services in connection with re-leasing any of Montgomery's properties on the expiration or termination of any existing lease.

         Amounts   reimbursed   by   Montgomery  to  DIMC  under  the  foregoing
arrangements may include reimbursement of salaries to persons who may also serve as officers and directors of Montgomery.

Conflicts of Interest in Future Transactions

         In future transactions between Montgomery and one or more of its officers or directors, an entity in which such officers or directors also serve as officers or directors, or in which they have a financial interest, the common or interested director is obligated to disclose such full circumstances to the board of directors who will then consider the terms of the transaction and determine whether it is in the best interest of and fair to Montgomery, without the participation or vote of the common or interested director.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors, on the advice of its Audit Committee, has chosen to retain the services of Deloitte & Touche, LLC, as our auditor for the 2002 fiscal year. The selection of our auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so.

         We anticipate that our auditors will not be present at our annual meeting.

Audit Fees

         The aggregate fees billed by Deloitte & Touche, LLC, for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $37,000.

Financial Information Systems Design and Implementation Fees

         Deloitte & Touche, LLC, billed no fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

         In addition to the fees described above under "Audit Fees," Deloitte & Touche billed us $5,300 in fees for preparing our federal and state tax returns for the fiscal year ended December 31, 2001.


                              STOCKHOLDER PROPOSALS

         It is anticipated that the next annual meeting of stockholders will be held in May of 2003. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2003 annual meeting of stockholders of Montgomery, provided such proposals are received by Montgomery no later than January 3, 2003, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of Montgomery.

                                             By order of the Board of Directors:


                                             MONTGOMERY REALTY GROUP, INC.


                                             Dinesh Maniar, President